UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2022

Singlepoint Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53425	26-1240905
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2999 North 44th Street, Suite 530

Phoenix, AZ 85018

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (888) 682-7464

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 22, 2022, Singlepoint Inc. (the “Company”) revised and clarified previous revenue guidance it had provided in various public statements. The Company is assuming that the U.S. economy continues to grow at a moderate pace and there are no major COVID-19, energy crisis-related, supply chain-related setbacks or major changes to interest rates that materially impact our customers’ access to funds, among other factors, that may cause economic conditions to deteriorate or otherwise significantly reduce demand for the Company’s products and services. Accordingly, the Company is now providing the following clarification:

•	For fiscal year 2021, Boston Solar Company, LLC (“Boston Solar”), now a wholly owned subsidiary of the Company, generated audited revenue of $17.7 million. For fiscal year 2022 on a proforma basis, giving effect to the Company’s acquisition of Boston Solar as if such transaction had occurred on January 1, 2022, the Company estimates that its solar operations will generate revenue of approximately $25 million to $30 million;

•	For fiscal year 2022, the Company estimates that its air purification operations will generate revenue of approximately $10 million to $20 million, and

•	The Company believes that it can achieve consolidated revenue of $100.0 to $200.0 million for the next fiscal year (2023) through a combination of organic growth and opportunistic acquisitions. The achievement of fiscal 2023 projections is dependent upon the magnitude of organic growth and industry conditions within the markets in which the Company operates, the Company’s ability to raise capital to complete future potential acquisitions, and the overall condition of the broader economy. There are no pending acquisitions with respect to which there are executed definitive agreements or that the Company otherwise believes are probable, excluding those transactions that have been previously announced.

Please note that in addition to being estimates based on assumptions that Company management has made in light of its industry experience and perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances, predictions are not intended to represent or be indicative of the Company’s results of operations that actually will be realized, as the acquisition of The Boston Solar Company, LLC will not have been complete for the entirety of the period presented.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding our strategy, future operations, future financial position, future potential acquisitions, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in or implied by the forward-looking statements we make. Factors that could cause such differences include, but are not limited to: our inability to obtain adequate capital funding or improve our financial performance, which may result in us not being able to continue as a going concern; we have a holding company ownership structure and will depend on distributions from our majority-owned and/or controlled operating subsidiaries to meet our obligations; we have made and expect to continue to make acquisitions as a primary component of our growth strategy, however, we may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms; we may be unable to successfully integrate acquisitions, which may adversely impact our operations; the rapidly evolving and competitive nature of the solar industry makes it difficult to evaluate our future prospects; an increase in interest rates or tightening of the supply of capital in the global financial markets could make it difficult for end-users to finance the cost of a solar photovoltaic (“PV”) system and could reduce the demand for smart energy products and thus demand for our products; the market for our products is highly competitive and we expect to face increased competition as new and existing competitors introduce power optimizers, inverters, solar PV system monitoring and other smart energy products, which could negatively affect our results of operations and market share; existing electric utility industry regulations, and changes to regulations, may present technical, regulatory, and economic barriers to the purchase and use of solar PV systems that may significantly reduce demand for our products or harm our ability to compete; and other factors and assumptions discussed in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and other sections of our filings with the SEC that we make from time to time. The forward-looking statements contained in this press release are made as of the date of this press release, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Singlepoint Inc.

Date: September 22, 2022	By:	/s/ William Ralston
	Name:	William Ralston
	Title:	Chief Executive Officer

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